Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE: December 10, 2010

Contacts:	Jeff Norris	Danielle Dietz	Julie Rakes
	Investor Relations	Investor Relations	Media Relations
	703-720-2455	703-720-2455	804-284-5800

Capital One Announces Results of Consent Solicitation

Relating to Its 5.35% Subordinated Notes Due May 2014

McLean, Va. (December 10, 2010) – Capital One Financial Corporation (NYSE: COF) today announced the results of its solicitation of consents (the “Consent Solicitation”) from holders of its 5.35% Subordinated Notes due May 1, 2014 (the “Notes”), CUSIP Number 428656AB8, to terminate the Replacement Capital Covenants (the “RCCs”) relating to the Notes, which commenced on Monday, November 29, 2010. The termination of the RCCs requires the consent of the holders of a majority in principal amount of the Notes.

The Consent Solicitation expired today at 5:00 p.m., New York City time (the “Expiration Time”). As of the Expiration Time, Capital One had received the consent of holders of a majority of the outstanding aggregate principal amount of the Notes. Holders of the Notes who validly delivered and did not validly revoke their consents prior to the Expiration Time will receive the Consent Fee specified in the Consent Solicitation Statement and Letter of Consent distributed in connection with the Consent Solicitation. Capital One intends to make payment to consenting holders on or about Monday, December 13, 2010. Capital One has executed an acknowledgment of termination of each of the RCCs as described in the Consent Solicitation Statement and Letter of Consent. The termination is binding on all holders of the Notes.

J.P. Morgan acted as the Solicitation Agent for the Consent Solicitation.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N.A., had $119.2 billion in deposits and $196.9 billion in total assets outstanding as of September 30, 2010. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Forward looking statements

The company cautions that its current expectations in this release dated December 10, 2010, and the company’s plans, objectives, expectations, and intentions, are forward-looking statements. Actual results could differ materially from current expectations due to a number of factors, including but not limited to: general economic and business conditions in the U.S., U.K. or the company’s local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending, and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity; changes in the labor and employment market; changes in the credit environment; the company’s ability to execute on its strategic and operational plans; competition from providers of products and services that compete with the company’s businesses; increases or decreases in the company’s aggregate accounts and balances, or the growth rate and/or composition thereof; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products, or financial condition; financial, legal, regulatory (including the impact of the Dodd-Frank Act and the regulations to be promulgated thereunder), tax or accounting changes or actions, including with respect to any litigation matter involving the company; and the success of the company’s marketing efforts in attracting or retaining customers. A discussion of these and other factors can be found in the company’s annual report and other reports filed with the Securities and Exchange Commission, including, but not limited to, the company’s report on Form 10-K for the fiscal year ended December 31, 2009 as well as its most recent Quarterly Reports on Form 10-Q.

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